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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated November 12, 2002, appearing in the Transition Report on this Form 10-K of Minorplanet Systems USA, Inc, (the "Company") for the eight month period ended August 31, 2002 in previously filed Registration Statements of the Company on Form S-8 File No. 333-2914, Form S-3 File No. 333-71340, Form S-3 File No. 333-57281 and on
Form S-8 File No. 333-71342.


DELOITTE & TOUCHE LLP

Dallas, Texas
November 12, 2002